UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 1, 2024

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	001-36523	47-6311266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 1, 2024, Urban Edge Properties, a Maryland real estate investment trust (the “Company”, “Urban Edge”, “our” or “us”) held its 2024 Annual Meeting of Shareholders (the “Meeting”). The Urban Edge Properties 2024 Omnibus Share Plan (the “2024 Plan”) was adopted by the Board of Trustees of the Company (the “Board”) on February 22, 2024, subject to the approval of the Company’s shareholders. At the Meeting, the Company’s shareholders approved the 2024 Plan.

The principal terms of the 2024 Plan are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2024 (the “Proxy Statement”) under the caption “Proposal 4 Vote on the Urban Edge Properties 2024 Omnibus Share Plan,” which description is incorporated herein by reference. This summary of the 2024 Plan is qualified in its entirety by reference to the full text of the 2024 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this description by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 1, 2024, the Company held its 2024 Annual Meeting of Shareholders. As of March 4, 2024, the record date for shareholders entitled to vote at the Meeting, there were 118,787,400 common shares of beneficial interest, par value $0.01 per share (the “Shares”), outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 106,191,629, or approximately 89.4%, of the Shares were present or represented by proxy. There were four matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.
Proposal 1. Election of eight nominees to serve on the Board until the Company’s annual meeting of shareholders in 2025 and until their successors are duly elected and qualify. In accordance with the voting results listed below, shareholders elected as trustees each of Jeffrey S. Olson, Mary L. Baglivo, Steven H. Grapstein, Norman K. Jenkins, Kevin P. O’Shea, Catherine D. Rice, Katherine M. Sandstrom and Douglas W. Sesler to serve until the 2025 annual meeting and until their successors are duly elected and qualify.

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey S. Olson	99,665,213	2,621,970	642,382	3,262,064
Mary L. Baglivo	101,870,879	938,015	120,671	3,262,064
Steven H. Grapstein	101,976,983	831,911	120,671	3,262,064
Norman K. Jenkins	100,668,299	2,160,979	100,287	3,262,064
Kevin P. O'Shea	102,712,523	116,755	100,287	3,262,064
Catherine D. Rice	102,370,220	458,647	100,698	3,262,064
Katherine M. Sandstrom	94,357,268	8,471,600	100,697	3,262,064
Douglas W. Sesler	102,797,402	31,466	100,697	3,262,064

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. In accordance with the voting results listed below, shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2024.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	105,627,388	452,999	111,242	—

Proposal 3. Non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. In accordance with the voting results listed below, shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	98,756,653	4,049,910	123,002	3,262,064

Proposal 4. Approval of the Urban Edge Properties 2024 Omnibus Share Plan. In accordance with the voting results listed below, shareholders approved the Urban Edge Properties 2024 Omnibus Share Plan.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	98,188,770	4,628,376	112,419	3,262,064

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

10.1	Urban Edge Properties 2024 Omnibus Share Plan
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: May 6, 2024	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel